Exhibit 10.9

FORM OF SALE PROCEEDS SHARING AGREEMENT

THIS SALE PROCEEDS SHARING AGREEMENT (“Agreement”) is made effective as of the      day of January, 2016, by and among DERMAdoctor, LLC, a Missouri limited liability company (the “Company”), Papillon Partners, Inc. f/k/a DERMAdoctor, Inc., a Missouri corporation (“Papillon”), and                    (“Employee”).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Papillon is the owner of a majority of the membership interests of the Company; and

WHEREAS, the parties desire to provide for an award to Employee upon a Change of Control (as defined below), as well as provide for certain restrictive covenants binding upon Employee, upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is acknowledged by the parties, the parties agree as follows:

1. Purpose of Agreement; Acknowledgements. The purpose of this Agreement is to (a) encourage and reward Employee, in his or her capacity as an employee of the Company, upon the occurrence of a Change of Control (if at all), and (b) provide for certain restrictive covenants binding upon Employee. Employee acknowledges that the restrictive covenants set forth herein are binding upon Employee regardless of whether or not a Change of Control occurs and whether or not Employee is in fact entitled to the Award hereunder. This Agreement represents the unsecured and unfunded promise of Papillon to pay the amount specified in this Agreement in the future to Employee subject to the conditions set forth herein, but Employee is not an actual Member of the Company by virtue of this Agreement and, as a result, among other things, this Agreement does not convey to Employee a right to vote on any matter relating to the Company or evidence an ownership interest in the Company. Except as otherwise provided in the Employment Agreement between Employee and the Company dated effective as of the date hereof, as may be amended from time to time (the “Employment Agreement”,) Employee acknowledges that Employee is an at-will employee of the Company, and therefore such employment can be terminated at any time and for any reason, or for no reason at all, by either party.

2. Definitions. The following terms shall have the following definitions:

Proceeds.

“Award” shall mean a lump sum amount equal to 2.56% of the Liquidation.

“Board” shall mean the Board of Managers of the Company.

“Business” shall mean a business involved in the developing, producing, marketing or selling products or services of the kind or type developed or being developed, produced, marketed or sold by the Company while Employee is employed by the Company.

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“Change of Control” shall mean (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company' s assets to any person or group, or (b) the acquisition by any person or group (other than the current Members of the Company or their affiliates or family members) of a direct or indirect interest in 100% of the voting interests of the Company by way of merger, consolidation or otherwise.

“Closing Date” shall mean the date of the closing of the transaction contemplated under the Definitive Agreement.

“Company Intellectual Property” shall mean all ideas, inventions, discoveries, improvements, designs, formulae, processes, production methods and technological innovations, patents, copyrights and trade secrets, whether or not patentable, which Employee has conceived or made or may hereafter conceive or make, alone or with others, in connection with his or her employment by the Company or its affiliates either prior to or after the date of this Agreement, whether or not during working hours, and which (a) relate specifically to the Business, (b) are based on or derived from Employee's knowledge of the actual or planned business activities of the Company or its affiliates, or (c) are developed using existing intellectual property belonging to the Company or its affiliates.

“Confidential Information” shall mean (a) Company Intellectual Property, and information or data, whether or not reduced to writing, used by or belonging or relating to the Company or any of its affiliates, or any other person or entity to whom the Company or any of its affiliates owes a duty of confidentiality, including, without limitation, intellectual property, trade secrets, proprietary data, inventions, concepts, designs, processes, research, test results, plant layout, feasibility studies, procedures or standards, know-how, manuals, patent information, the identity of or information concerning current or prospective clients, customers, accounts, suppliers, service providers, licensors, licensees, contractors, subcontractors or other agents or representatives, financial or sales information, current or planned commercial activities, business strategies, records or marketing plans, or any other information that the Company advises should be treated as confidential.

“Definitive Agreement” shall mean the final definitive written agreement effecting the Change of Control.

“Liquidation Proceeds” shall mean the proceeds from a Change of Control, if any, after reduction for (a) all debts and liabilities of the Company, (b) the Unreturned Capital Contributions as of the Closing Date, and (c) the establishment of any reserves which the Board deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company.

“Members” shall mean the Members of the Company.

“Unreturned Capital Contributions” shall mean the aggregate amount of capital contributions made by all Members to the Company reduced (but not below zero) by all distributions of unreturned capital contributions to the Members pursuant to the Company' s operating agreement, as amended from time to time.

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3. Administration of Award. The Board shall supervise and administer the Award. Any questions of interpretation of the Award issued hereunder shall be determined by the Board and such determination shall be final and binding upon all persons. Any determination of the Board under this Agreement may be made without notice or meeting of the Board by a writing signed by the Board. This Agreement shall not be a “qualified” plan for purposes of either the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended.

4. Grant and Payment of Award. In the event of a Change of Control, Papillon shall pay and/or transfer to Employee the Award (proportionally in the same form and amount of consideration as received by Papillon pursuant to the Change of Control) on the date that is ninety (90) days following the Closing Date so long as Employee (a) is and has been at all times in full compliance with the terms of this Agreement, and (b) is employed by the Company on the Closing Date. The Award shall be deemed fully vested on the date hereof, subject to the preceding sentence.

5. Modification of Award. The terms and conditions applicable to the Award may, after the grant, be amended or modified by the mutual written agreement of all parties.

6. Restrictions on Transfer. Employee shall not sell, transfer, encumber or dispose of all or any portion of the Award.

7. Non-Competition; Non-Solicitation. Employee acknowledges that Employee may develop or have access to and knowledge of (or may have developed or had access to and knowledge of) certain information and data of the Company or its affiliates that the Company considers confidential and that the release of this information or data to unauthorized persons or entities would be extremely detrimental to the Company and its affiliates. As a consequence and as further consideration given to the Company and Papillon in exchange for entering into this Agreement, Employee hereby acknowledges her non-competition and non-solicitation obligations under Section 6 of the Employment Agreement.

8. Confidentiality; Company Intellectual Property.

8.1. Employee hereby agrees that without the prior written consent of the Company (a) Employee shall not at any time communicate, publish or disclose to any person or entity anywhere or use any Confidential Information for any purpose, and (b) Employee shall at all times hold in confidence and safeguard any Confidential Information to ensure that any unauthorized persons do not gain possession of any Confidential Information and, in particular, will not permit any Confidential Information to be read, duplicated or copied by unauthorized persons. Employee shall deliver promptly to the Company, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in Employee 's possession or under Employee's control. In the event that Employee is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Employee shall notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is, in the written opinion of Employee' s counsel issued to the Company, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Employee may disclose the Confidential Information to the tribunal; provided, that, Employee shall use best efforts to obtain, at the request and sole cost of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

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8.2. Employee agrees to disclose promptly to the Company all Company Intellectual Property. Employee agrees to assign, and does hereby assign, to the Company (and to bind Employee's heirs, executors and administrators to assign to the Company) all Company Intellectual Property, regardless of when such Company Intellectual Property was created. Without further compensation, Employee agrees to give all testimony and execute all patent applications, rights of priority, assignments and other documents, and in general do all lawful things reasonably requested of Employee by the Company or its affiliates to enable the Company or its affiliates to obtain, maintain and enforce their rights to such Company Intellectual Property. All of Employee's work product during Employee's employment or during his involvement or relationship with the Company or its affiliates and all parts thereof shall be “work made for hire” for the Company within the meaning of the United States Copyright Act of 1976, as amended from time to time, and for all other purposes, and Employee hereby quitclaims and assigns to the Company any and all other rights Employee may have or acquire therein. Accordingly, all right, title and interest in any and all materials, or other property, including, without limitation, trademarks, service marks and related rights, whether or not copyrightable, created, developed, adapted, formulated or improved by Employee (whether alone or in conjunction with any other person or employee), constituting Company Intellectual Property shall be owned exclusively by the Company. Employee will not have or claim to have under this Agreement, or otherwise, any right, title or interest of any kind or nature whatsoever in any Company Intellectual Property.

9. Miscellaneous Provisions.

9.1. Employee acknowledges that the restrictions contained in Sections 1 and are fair, reasonable and necessary for the protection of the legitimate business interests of the Company and that the Company and its affiliates will suffer irreparable harm in the event of an actual or threatened breach of any such provision by Employee. Employee therefore consents to the entry of a restraining order, preliminary injunction or other court order to enforce such provisions and expressly waives any security that might otherwise be required in connection with such relief. Employee also agrees that any request for such relief by the Company shall be in addition and without prejudice to any claim for monetary damage s which the Company might elect to assert. Employee agrees that the terms of Sections 7 and are in addition to, and not in limitation of, any other restrictive covenants agreed to by Employee with respect to the Company. The provisions of this Agreement do not in any way limit or abridge any rights of the Company under the law of unfair competition, trade secret, copyright, patent, trademark or any other applicable law(s), all of which are in addition to and cumulative of the Company's rights under this Agreement. Employee expressly agrees and acknowledges that the obligations and restrictions contained herein do not preclude Employee from earning a livelihood, nor do they unreasonably impose limitations on Employee's ability to earn a living.

9.2. Throughout this Agreement, the masculine, feminine or neuter genders shall be deemed to include the masculine, feminine and neuter and the singular, the plural and vice versa. The headings of the Sections of this Agreement are for reference only and do not limit, expand or otherwise affect the contents of the Agreement.

9.3. The invalidity or unenforceability of any prov1s1on of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction , such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if such provision had been more narrowly drafted so as not to be invalid or unenforceable and the court shall reform this Agreement to render it enforceable to the broadest extent.

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9.4. No party may assign his, her or its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement may be amended, modified or supplemented only by a written instrument executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the Employment Agreement represents the entire agreement and understanding of the parties with reference to the transactions and other matters set forth herein; provided, however, that to the extent of any conflict or inconsistency between this Agreement and Employment Agreement, the stricter terms shall govern and control.

9.5. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Missouri without regard to its conflicts of law principles.

9.6. Employee' s right, if any, to continue to serve the Company or its affiliates as an employee or otherwise, shall not be enlarged or otherwise affected by this Agreement.

9.7. In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party or parties in such action or proceeding shall be entitled to be reimbursed by the non-prevailing party or parties for the reasonable attorneys' fees, costs and expenses incurred by the prevailing party or parties.

9.8. This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of executed signature pages by facsimile transmission or by other electronic means (including by “.pdf') shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by other electronic means (including by “.pdf”) shall be deemed to be their original signatures for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

DERMAdoctor, LLC a Missouri limited liability company

By:
Name:	Audrey Kunin
Title:	President

PAPILLON

Papillon Partners, Inc. f/k/a DERMAdoctor, Inc.

By:
Name:	Audrey Kunin
Title:	CEO

EMPLOYEE

[Signature Page to Sale Proceeds Sharing Agreement]